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As Filed with the Securities and Exchange Commission on December 18, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CALLAWAY GOLF COMPANY
(Exact name of Registrant as specified in its charter)

2285 Rutherford Road
Carlsbad, California 92008-8815
(Address of principal executive offices)

Delaware (State or other jurisdiction of incorporation or organization)	95-3797580 (IRS Employer Identification No.)

CALLAWAY GOLF COMPANY
1995 EMPLOYEE STOCK INCENTIVE PLAN
(Full title of the plans)

Ely Callaway
Chairman, President and Chief Executive Officer
2285 Rutherford Road
Carlsbad, California 92008-8815
(760) 931-1771
(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $.01 par value	2,200,000 Shares	$17.47	$38,434,000	$10,146.58

(1)
Pursuant to Rule 416, this Registration Statement shall cover, in addition to the number of shares of Common Stock stated above, such indeterminate number of additional shares of Common Stock as may be issued under such plan as a result of adjustment provisions thereunder.

(2)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h), based on the average of the high and low prices of Callaway Golf Company Common Stock as reported on December 11, 2000 on the New York Stock Exchange.

INTRODUCTION

    This Registration Statement on Form S-8 is filed by Callaway Golf Company (the "Company"). This Registration Statement relates to 2,200,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable to employees of the Company under the Callaway Golf Company 1995 Employee Stock Incentive Plan (the "Plan").

    The Company previously registered an aggregate of 7,100,000 shares of Common Stock for issuance under the Plan under (i) Registration Statement No. 333-95601 (1,500,000 shares), (ii) Registration Statement No. 333-242 (1,000,000 shares), (iii) Registration Statement No. 333-24207 (2,000,000 shares), (iv) Registration Statement No. 333-39093 (600,000 shares), (v) Registration Statement No. 333-61889 (1,600,000 shares), and (vi) Post-Effective Amendment No. 2 to Registration Statement No. 333-61889 (400,000 shares).

    This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. The contents of Registration Statement No. 333-95601 are hereby incorporated into this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

    Brian P. Lynch, who has rendered an opinion as to the validity of the Common Stock being registered by the Registration Statement, is an employee of the Company.

ITEM 8. EXHIBITS

    The Exhibits to this Registration Statement are listed in the Index to Exhibits immediately following the signature page(s).

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, as of December 14, 2000.

CALLAWAY GOLF COMPANY
By:	/s/ ELY CALLAWAY Ely Callaway Chairman, President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

Signature	Title	Dated as of

/s/ ELY CALLAWAY Ely Callaway	Chairman, President and Chief Executive Officer (Principal Executive Officer and Director	December 14, 2000
/s/ BRADLEY J. HOLIDAY Bradley J. Holiday	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 14, 2000
/s/ KENNETH E. WOLF Kenneth E. Wolf	Controller and Principal Accounting Officer	December 14, 2000
* William C. Baker	Director	December 14, 2000
* Vernon E. Jordan, Jr.	Director	December 14, 2000
* Richard L. Rosenfield	Director	December 14, 2000
*By:	/s/ STEVEN C. MCCRACKEN Steven C. McCracken, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
4.1
Certificate of Incorporation, incorporated herein by this reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission ("Commission") on July 1, 1999 (file no. 1-10962).
4.2	Bylaws, incorporated herein by this reference to Exhibit 3.2 to the Company's Current Report on Form 8-K, as filed with the Commission on July 1, 1999 (file no. 1-10962).
4.3
Dividend Reinvestment and Stock Purchase Plan, incorporated herein by this reference to the Prospectus in the Company's Registration Statement on Form S-3, as filed with the Commission on March 29, 1994 (file no. 33-77024).
4.4
Rights Agreement by and between the Company and Chemical Mellon Shareholder Services as Rights Agent dated as of June 21, 1995, incorporated herein by this reference to the corresponding exhibit to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1995, as filed with the Commission on August 12, 1995 (file no. 1-10962).
4.5
Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Junior Participating Preferred Stock, incorporated herein by this reference to the corresponding exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as filed with the Commission on August 12, 1995 (file no. 1-10962).
5.1	Opinion of Brian P. Lynch, Senior Corporate Counsel of Callaway Golf Company, as to the legality of the securities being registered.†
23.1	Consent of Independent Accountants.†
23.2	Consent of Brian P. Lynch, Esq. (included in Exhibit 5.1).
24.1	Form of Power of Attorney.†
†
Filed with this report.

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INTRODUCTION
SIGNATURES
INDEX TO EXHIBITS